UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2012 (June 15, 2012)

Date of Report (Date of earliest event reported)

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP

 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2012, MAM Software Group, Inc. (the “Company”), has agreed to extend the terms of the Employment Agreements, dated as of July 1, 2010, between the Company and Mr. Michael Jamieson, the Chief Executive Officer of the Company and Mr. Charles F. Trapp, the Chief Financial Officer (the “Employment Agreements”). The Amendments extend the Employment Agreements from original terms of three (3) years to five (5) years, commencing on July 1, 2012. As a result of amendments, the employment terms of each of Mr. Jamieson and Trapp now expire on June 30, 2015, as opposed to June 30, 2013.

All other terms of the Employment Agreements remain unaltered and in full force.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 15, 2012		MAM SOFTWARE GROUP, INC.

/s/ Charles F. Trapp
	By:	Name: Charles F. Trapp
Title: Chief Financial Officer